                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             GADZOOX NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             GADZOOX NETWORKS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
               (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
               (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
               (5)    Total fee paid:

--------------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:

           ---------------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
           (3)  Filing Party:

           ---------------------------------------------------------------------
           (4)  Date Filed:

           ---------------------------------------------------------------------

                         [LOGO OF GADZOOX APPEARS HERE]

                             GADZOOX NETWORKS, INC.

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 27, 2000

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of GADZOOX NETWORKS, INC., a Delaware corporation (the "Company"), will be held on Friday, October 27, at 11:00 a.m. local time, at the Silver Creek Valley Country Club located at 5460 Country Club Parkway, San Jose, California 95138 for the following purposes:

        1. To elect two (2) Class I directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

        2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 2001.

        3. To approve an amendment of the Company's Amended and Restated 1993 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,400,000 shares, from 9,522,092 shares to 10,922,092 shares.

        4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 1, 2000 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                        Sincerely,


                                        Michael Parides

                                        President and Chief Executive Officer

San Jose, California
September 20, 2000



--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                             GADZOOX NETWORKS, INC.

                                 ---------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of GADZOOX NETWORKS, INC., a Delaware corporation (the "Company" or "Gadzoox"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Friday, October 27, 2000 at 11:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Silver Creek Valley Country Club located at 5460 Country Club Parkway, San Jose, California 95138. The Company's principal executive offices are located at 5850 Hellyer Avenue, San Jose, California 95138, and its telephone number at that location is (408) 360-4950.

        These proxy solicitation materials and the Annual Report on Forms 10-K and 10-K/A for the year ended March 31, 2000, including financial statements, were first mailed on or about September 20, 2000 to all stockholders entitled to vote at the meeting.

        THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT ON FORMS 10-K AND 10-K/A TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO GADZOOX NETWORKS, INC., 5850 HELLYER AVENUE, SAN JOSE, CALIFORNIA 95138, ATTN: MICHAEL PARIDES, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

RECORD DATE; OUTSTANDING SHARES

        Stockholders of record at the close of business on September 1, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of Common Shares outstanding, designated Common Stock, $.005 par value per share. As of the Record Date, 27,837,025 shares of the Company's Common Stock were issued and outstanding and held of record by 224 stockholders. As of the Record Date, no shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company (Attention: Michael Parides, President and Chief Executive Officer) a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

VOTING

        Each stockholder is entitled to one vote for each share held.

SOLICITATION OF PROXIES

        This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company is using Skinner & Co., an outside proxy solicitation firm, to solicit proxies this year at a cost not to exceed $7,500. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") who will be an employee of Equiserve, the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

        The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the ratification of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 2001; (iii) the amendment of the Amended and Restated 1993 Stock Plan and, at the discretion of the proxyholders, (iv) upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

        If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. The Company intends to hold its 2001 Annual Meeting of Stockholders on or about September 5, 2001. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than May 8, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

        The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2001 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than July 22, 2001, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2001.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of July 31, 2000 as to
(i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Gadzoox Networks, Inc., 5850 Hellyer Avenue, San Jose, California 95138.


                                                   NUMBER OF SHARES          PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED (1)
------------------------------------             ---------------------     ----------------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS

Michael Parides (2)                                       8,624                        *

Kent Bridges(3)                                         303,917                        1.09

Wayne Rickard (4)                                       367,834                        1.32

William Hubbard (5)                                     115,171                        *

Christine E. Munson (6)                                 167,970                        *
   1693 Ardenwood Drive
   San Jose, CA 95129

K. William Sickler (7)                                1,455,233                        5.24
   4665 La Rinconada Drive
   Los Gatos, CA 95032

Alistair Black (8)                                      582,530                        2.11
   18164 Via Encanada
   Monte Sereno, CA  95030

Howie Chin(9)                                           187,521                        *
   10081 Bret Avenue
   Cupertino, CA  95014

Stephen Luczo (10)                                    5,292,973                        19.13
   c/o Seagate Technology
   920 Disc Drive, Building One
   Scotts Valley, CA 95066

Peter Morris (11)                                       484,670                        1.75
   c/o New Enterprise Associates
   2490 Sand Hill Road
   Menlo Park, CA 94025

Rob Kuhling (12)                                        150,885                        *
   c/o ONSET Ventures
   2490 Sand Hill Road
   Menlo Park, CA 94025

Milton Chang (13)                                     1,110,821                        4.02
   c/o New Focus, Inc.
   2630 Walsh Avenue
   Santa Clara, CA 95051

Denny R.S. Ko (14)                                    1,288,706                        4.65
   c/o Dynamics Technology, Inc.
   21311 Hawthorne Blvd., Suite 300
   Torrence, CA  90503-5610

                                                   NUMBER OF SHARES          PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED (1)
------------------------------------             ---------------------     ----------------------
5% STOCKHOLDERS

Seagate Technologies, Inc.                            5,274,015                       19.07
   920 Disc Drive, Building One
   Scotts Valley, CA 95066

Entities associated with Galleon Technology           1,613,300                        5.83
   Partners II, L.P. (15)
   135 E. 57th Street
   New York, NY  10022

All executive officers and directors as a            11,620,820                       41.65
   group (18 persons) (16)

--------------------

        * Less than 1%

(1) Applicable percentage ownership is based on 27,655,977 shares of Common Stock outstanding as of July 31, 2000, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after July 31, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them.

(2) Includes 8,124 shares issuable upon exercise of options held by Mr. Parides exercisable within 60 days of July 31, 2000.

(3) Includes 152,917 shares issuable upon exercise of options held by Mr. Bridges exercisable within 60 days of July 31, 2000.

(4) Includes 267,834 shares issuable upon exercise of options held by Mr. Rickard exercisable within 60 days of July 31, 2000.

(5) Includes 24,289 shares issuable upon exercise of options held by Mr. Hubbard exercisable within 60 days of July 31, 2000.

(6) Ms. Munson resigned her position as Chief Financial Officer and Vice President of Administration in August 2000. Includes 147,084 shares issuable upon exercise of options held by Ms. Munson exercisable within 60 days of July 31, 2000.

(7) Mr. Sickler resigned his position as President and Chief Executive Officer in August 2000. Represents 99,999 shares issuable upon exercise of options held by Mr. Sickler exercisable within 60 days of July 31, 2000, 1,341,605 shares held by K. William Sickler and Gail A. Sickler, Trustees UTA Dated July 16, 1992, 4,543 shares held by K. William Sickler, Trustee, or his successor under the Brett Ellen Sickler Trust, 4,543 shares held by K. William Sickler, Trustee, or his successor under the Cole William Sickler Trust, and 4,543 shares held by K. William Sickler, Trustee, or his successor under the Joanna Jackson Sickler Trust. Mr. Sickler disclaims beneficial ownership of the shares held in trust for his children.

(8) Mr. Black resigned his position as Chief Technical Officer in November 1999. Represents 545,494 shares held by The Savage/Black Living Trust, Alistair D. Black and Deborah A. Savage, Trustees, 18,518 shares held by Alistair Black, custodian for Duncan Oliver Black, under the California Uniform Transfers to Minors Act and 18,518 shares held by Alistair Black, custodian for Dylan Savage Black, under the California Uniform Transfers to Minors Act. Mr. Black disclaims beneficial ownership of the share held by him as custodian for his children.

(9)   Mr. Chin resigned his position as Chief Strategic Officer in December
      1999.

(10) Mr. Luczo is the chief executive officer of Seagate and a director of the Company. Represents 5,274,015 shares held by Seagate, 12,813 shares of Common Stock held by Mr. Luczo and 6,145 shares issuable upon exercise of options held by Mr. Luczo exercisable within 60 days of July 31, 2000. Mr. Luczo disclaims beneficial ownership of shares held by Seagate.

(11) Mr. Morris is a general partner of New Enterprise Associates VIII and a director of the Company. Represents 119,446 shares held by New Enterprise Associates VI, Limited Partnership, 324,317 shares held by New Enterprise Associates VIII, Limited Partnership, 2,500 shares held by NEA Presidents Fund, L.P., 64 shares held by NEA Onset Partners III LP, 30,843 shares held by Mr. Morris and 7,500 shares issuable upon exercise of options held by Mr. Morris exercisable within 60 days of July 31, 2000. Mr. Morris disclaims beneficial ownership of shares held by these entities, except for his proportional interest arising from his partnership interest in such funds.

(12) Mr. Kuhling is a general partner of ONSET Ventures and a director of the Company. Represents 83,190 shares held by ONSET Enterprise Associates II, L.P., 59,075 shares held by Robert Frank Kuhling, Jr. and Michele Denise Wilcox, Co-Trustees of the Kuhling-Wilcox 1990 Trust, 1,120 shares held by Mr. Kuhling and 7,500 shares issuable upon exercise of options held by Mr. Kuhling exercisable within 60 days of July 31, 2000. Mr. Kuhling disclaims beneficial ownership of shares held by ONSET, except to the extent of his proportional interest arising from his partnership interest in ONSET.

(13) Represents 1,103,321 shares held by Mr. Chang and 7,500 shares issuable upon exercise of options held by Mr. Chang exercisable within 60 days of July 31, 2000.

(14) Dr. Ko is the chairman of the Dynamics Technology, Inc. ("Dynamics") and a director of the Company. Represents 1,259,206 shares held by Dynamics, 22,000 shares issuable upon exercise of options held by Dynamics and 29,500 shares issuable upon exercise of options exercisable within 60 days of July 31, 2000. Dr. Ko disclaims beneficial ownership with respect to the shares held by Dynamics except to the extent of his proportional interest therein.

(15) Includes 81,983 shares held by Galleon Technology Partners I, L.P., 311,380 shares held by Galleon Technology Partners II, L.P., 90,850 shares held by Galleon New Media Partners, L.P. and 1,129,087 shares held by Galleon Management, L.P.

(16) Includes 247,083 shares issuable upon exercise of options held by these individuals exercisable within 60 days of July 31, 2000.

--------------------

* Less than one percent of the outstanding Common Stock.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

        The Company has a classified board of directors currently consisting of three Class I directors, Michael Parides, Peter Morris and Denny R.S. Ko, one Class II director, Milton Chang, and two Class III directors, Stephen Luczo and Rob Kuhling, who will serve until the annual meetings of stockholders to be held in 2000, 2001, and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

        The nominees for election at the Annual Meeting to Class I of the board of directors are Michael Parides and Peter Morris. Dr. Ko has declined to stand for re-election. If elected, Mr. Parides and Mr. Morris will each serve as a director until the annual meeting in 2003, and until their respective successors are elected and qualified or until their earlier resignation or removal. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

VOTE REQUIRED

        If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board. Abstentions and "broker non-votes" are not counted in the election of directors.

DIRECTORS AND NOMINEES

        The following table sets forth certain information regarding the Company's directors and nominees as of September 1, 2000:

                                                                                        DIRECTOR
                NAME                    AGE                   POSITION                   SINCE
-------------------------------------  -----   --------------------------------------  ----------
Class I nominees to be elected at
the Annual Meeting:

   Michael Parides...................    42    President, Chief Executive Officer and   2000
                                               Director
   Peter Morris(2)...................    44    Director                                 1996

Class II director whose term expires
at the 2001 annual meeting of
stockholders:

   Dr. Milton Chang (1)..............    57    Director                                 1992

Class III directors whose terms
expire at the 2002 annual meeting of
stockholders:

   Stephen J. Luczo..................    43    Director                                 1997
   Robert Kuhling (1)................    51    Director                                 1996

--------------------

(1)   Member of Compensation Committee.

(2) Member of Audit Committee. Dr. Ko also presently is a member of the Audit Committee.

        There is no family relationship between any director or executive officer of the Company.

        Michael Parides has served as the Company's President and Chief Executive Officer since August 2000. From June 2000 to August 2000, Mr. Parides served as the Company's Chief Operating Officer and from January 2000 to June 2000, he served as Vice President of Advanced SAN Solutions and Customer Service. From June 1999 to January 2000 Mr. Parides was the Group Vice President of the Storage, Computer Systems, Software and Documents Management businesses at Dataquest/Gartner Group. From November 1997 to June 1999, Mr. Parides was an independent consultant. From September 1996 to November 1997, he served as Vice President of Marketing of the Workstation, System and Server Division at Quantum Corporation. From June 1995 to September 1996, Mr. Parides was the Vice President of Marketing, Consumer Desktops at IBM. Mr. Parides holds a B.S. in electrical engineering from Rutgers University and an MBA from Duke University.

        Peter Morris has served as a director of the Company since September 1996. Mr. Morris is a general partner at New Enterprise Associates, a venture capital firm, where he has been employed since 1992. Mr. Morris holds a B.S. in electrical engineering and an M.B.A. from Stanford University.

        Milton Chang has served as a director of the Company since its inception in April 1992. Dr. Chang is the chairman of the board of directors of New Focus, Inc., a supplier of photonics tools for laser applications, which he founded in 1990. From 1996 to 1998, Dr. Chang served on the Visiting Committee for Advanced Technology of the National Institute of Standards and Technology. Dr. Chang holds a B.S. in electrical engineering from the University of Illinois and an M.S. and Ph.D. in electrical engineering from the California Institute of Technology.

        Stephen J. Luczo has served as a director of the Company since June 1997. Mr. Luczo currently serves as chief executive officer, president and a director of Seagate. Mr. Luczo joined Seagate in October 1993 as senior vice president, corporate development, was promoted to executive vice president, corporate development in March 1995, and was promoted to president and chief operating officer in September 1997. In July 1998, Mr. Luczo was promoted to the position of chief executive officer of Seagate and to the board of directors. Mr. Luczo also serves as a member of the board of directors of Veritas Software Corporation ("Veritas"). Prior to the merger of Veritas and Seagate, Mr. Luczo also served as chairman of the board of directors of Seagate Software. Prior to becoming Seagate Software's chairman in July 1997, Mr. Luczo served as Seagate Software's chief operating officer between March 1995 and July 1997. Mr. Luczo received a M.B.A. from Stanford University Graduate School of Business and an A.B. from Stanford University in economics and psychology.

        Robert Kuhling has served as a director of the Company since September 1996. Mr. Kuhling has been a general partner of venture capital funds managed by ONSET Ventures since 1987. He is a director of Accelerated Networks, a manufacturer of telecommunications equipment, and Euphonix, Inc., a digital sound integration company for professional recording studios, as well as several private companies. Mr. Kuhling holds an M.B.A. from Harvard University and an A.B. in economics from Hamilton College.

BOARD MEETINGS AND COMMITTEES

        The Board held a total of eight meetings during the fiscal year ending March 31, 2000. Except for Mr. Luczo, no director attended fewer than 75% of the meetings of the Board and committees thereof held during the fiscal year ended March 31, 2000, if any, upon which such director served.

        The Company's Board currently has two committees: an audit committee and a compensation committee. The audit committee consists of Dr. Ko and Mr. Morris. The audit committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the Company's independent auditors and reviews the accounting principles and auditing practices and procedures to be used for the Company's financial statements. The compensation committee consists of Dr. Chang and Mr. Kuhling. The compensation committee makes recommendations to the Board regarding stock plans and the compensation of officers and other managerial employees. The Compensation Committee and the Audit Committee each held one meeting during fiscal 2000. The Board has no nominating committee or any committee performing such functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the compensation committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 2001, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board will reconsider its selection.

        Arthur Andersen LLP has audited the Company's financial statements annually since February 1998. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

                                 PROPOSAL THREE

              AMENDMENT OF THE AMENDED AND RESTATED 1993 STOCK PLAN

        At the Annual Meeting, the stockholders are being asked to approve an amendment to the Amended and Restated 1993 Stock Plan (the "1993 Plan") to increase the number of shares authorized for issuance thereunder by 1,400,000 shares, from 9,522,092 shares to 10,922,092 shares. The 1993 Plan was adopted by the Board in May 1999 and by the stockholders in June 1999. The 1993 Plan provides for the grant of incentive stock options to the Company's employees and nonstatutory stock options and stock purchase rights to the Company's employees, directors and consultants. The Company initially reserved an aggregate of 8,180,000 shares of Common Stock for issuance under the 1993 Plan. The number of shares reserved for issuance under the 1993 Plan automatically increased by 1,342,092 shares on April 1, 2000 pursuant to a term of the 1993 Plan which provides for the automatic annual increase in the number of shares reserved under the 1993 Plan on the first day of each fiscal year equal to the lesser of
(a) 1,500,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount as determined by the Board. In August 2000, the Board authorized an amendment to the 1993 Plan, subject to stockholder approval, to increase the number of authorized shares of Common Stock reserved for issuance thereunder by 1,400,000 shares, from 9,522,092 shares to 10,922,092 shares. The stockholders of the Company are being asked to approve this amendment at the Annual Meeting.

        As of July 31, 2000, options to purchase an aggregate of 4,483,312 shares of the Company's Common Stock were outstanding under the 1993 Plan with a weighted average exercise price of $16.11 per share, options to purchase an aggregate of 4,876,665 shares of the Company's Common Stock had been exercised and 218,437 shares of Common Stock were available for future grant under the 1993 Plan.

        The 1993 Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees.

        In addition to the 1993 Plan, in July 2000, the Board adopted the 2000 Nonstatutory Stock Option Plan (the "NSO Plan"). The NSO Plan provides for the grant of nonstatutory stock options to the Company's employees and consultants. Officers and directors of the Company are not eligible to receive stock option grants under the NSO Plan, provided however, that stock options may be granted to an officer as an essential inducement to an officer entering into an employment agreement regarding his or her initial service with the Company. 2,300,000 shares of Common Stock are reserved for issuance under the NSO Plan. As of September 1, 2000, options to purchase an aggregate of 903,786 shares of the Company's Common Stock were outstanding under the NSO Plan with a weighted average exercise price of $11.81 per share, no options had been exercised, and 1,396,214 shares of Common Stock were available for future grant under the NSO Plan.

          Non-employee directors also are eligible to receive nonstatutory option grants of the Company's Common Stock under the 1999 Director Option Plan (the "Director Plan"). The Director Plan was adopted by the Board in May 1999 and by the stockholders in June 1999. The Company initially reserved an aggregate of 50,000 shares of Common Stock for issuance under the Director Plan. The number of shares reserved for issuance under the Director Plan automatically increased by 25,000 shares on April 1, 2000 pursuant to a term of the Director Plan which provides for the automatic annual increase in the number of shares reserved under the Director Plan on the first day of each fiscal year equal to a number of shares sufficient to bring the number of shares available for future option grants to 50,000. As of July 31, 2000, options to purchase an aggregate of 37,500 shares of the Company's Common Stock were outstanding under the Director Plan with a weighted average exercise price of $22.34 per share, options to purchase an aggregate of 4,480 shares of the Company's Common Stock had been exercised and 37,500 shares of Common Stock were available for future grant under the Director Plan.

        In August 2000, the Company promoted Michael Parides to Chief Executive Officer and President of the Company. To adequately compensate and properly motivate Mr. Parides in this new position, the Board of Directors approved, subject to stockholder approval of this Proposal Three, a grant of options to Mr. Parides to purchase an additional 500,000 shares of Common Stock under the 1993 Plan. Because Mr. Parides is an officer of the Company, he is ineligible to receive stock option grants under the NSO Plan and the Director Plan. Additionally, the Company recently hired a new Vice President of Marketing, currently is seeking to hire additional executive officers and anticipates there will be a need to hire additional technical or management employees during fiscal 2001. It will be necessary to offer equity incentives to attract, motivate and retain these individuals, particularly in the extremely competitive job market in Silicon Valley. Furthermore, in order to retain the services of valuable employees as the Company matures and its employee base grows larger, it will be necessary to grant additional options to current employees as older options become fully vested. The number of shares currently reserved under the 1993 Plan are inadequate to satisfy to Board's commitment to Mr. Parides. Additionally, the Board believes that the number of shares reserved under the 1993 Plan, NSO Plan and the Director Plan will be inadequate to satisfy the other equity needs of the Company through April 1, 2001, the date of the next automatic share increase under the 1993 Plan, and that the proposed increase in the number of shares of Common Stock reserved under the 1993 Plan would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

        If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 1993 Plan. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and voting at the Annual Meeting.

        THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE AMENDED AND RESTATED 1993 STOCK PLAN.

SUMMARY OF THE PLAN

        The following is a summary of the material features of the 1993 Plan, as proposed to be amended. We encourage you to read the complete copy of the 1993 Plan, as last amended by the Board, attached to this Proxy Statement as Appendix A.

        General. The purpose of the 1993 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and its parent and subsidiaries and to directors of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1993

Plan. Options granted under the 1993 Plan may be either "incentive stock options" or nonstatutory stock options.

        Administration. The 1993 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the "Administrator"). The Administrator determines the terms of the options and stock purchase rights granted, including the exercise price, number of shares subject to the options and stock purchase rights and the exercisability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the 1993 Plan.

        Eligibility. Nonstatutory stock options and stock purchase rights may be granted under the 1993 Plan to directors of the Company and to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The 1993 Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options which are exercisable for the first time by an optionee in any one calendar year. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant.

        Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1993 Plan provides that no employee, director or consultant of the Company may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 1,500,000 shares of Common Stock.

        Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

        (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The 1993 Plan provides that if the Company desires to preserve its ability to deduct the compensation income associated with options granted under the 1993 Plan pursuant to Section 162(m) of the Code, the exercise price of a nonstatutory stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The closing sale price of the Company's Common Stock on September 1, 2000 was $9.1563.

        (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1993 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the

Company (with some restrictions), pursuant to a cashless exercise procedure, a reduction in the amount of any company liability to the individual, any other form of consideration permitted by applicable law, or any combination thereof.

        (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

        (d) Termination of Service. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee may exercise the option within a period of time as determined by the Administrator to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time set forth in the option agreement, the option shall remain exercisable for three months following the termination of the optionee's service relationship. If an optionee's service relationship terminates due to the optionee's disability, the optionee may exercise the option within a period of time as determined by the Administrator to the extent the option was vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for the 12 months following the termination of the optionee's service relationship. If an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option within a period of time as determined by the Administrator to the extent the option was vested on the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for 12 months following the optionee's death.

        (e) Nontransferability of Options. Unless otherwise determined by the Administrator, options and stock purchase rights granted under the 1993 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

        (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1993 Plan as may be determined by the Administrator.

        Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1993 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1993 Plan, and the exercise price of any such outstanding option or stock purchase right.

        In the event of a liquidation or dissolution, any unexercised options and stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the optionee's options and stock purchase rights, including those not otherwise exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any shares purchased upon exercise of an option shall lapse as to all such shares.

        In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or stock purchase right substituted by the successor corporation. If the successor corporation refuses to assume the options or stock purchase rights or to substitute substantially equivalent options or stock purchase rights, the optionee shall have the right to exercise the option or stock purchase rights as to all the stock subject to the option or stock purchase right, including shares not otherwise vested or exercisable.

        Amendment and Termination of the 1993 Plan. The Board may amend, alter, suspend or terminate the 1993 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1993 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 1993 Plan without the written consent of the optionee. Unless terminated earlier, the 1993 Plan shall terminate in May 2009.

FEDERAL INCOME TAX CONSEQUENCES

        Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

        Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

        The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e., within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE 1993 PLAN

        The grant of options under the 1993 Plan to directors and executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the 1993 Plan. Accordingly, future awards are not determinable. The table of option grants under "Executive Compensation and Other Matters--Option Grants in Last Fiscal Year" provides information with respect to the grant of options to the Named Executive Officers (identified in that table) during fiscal 2000. Information regarding options granted to non-employee Directors during fiscal 2000 is set forth under the heading "Certain Relationships and Related Transactions - Executive Officer and Director Option Grants." During fiscal 2000, all executive officers and directors as a group and all other employees as a group were granted options to purchase 562,000 shares of Common Stock and 1,378,050 shares of Common Stock, respectively, pursuant to the 1993 Plan.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table sets forth certain information regarding the compensation of the President and Chief Executive Officer of the Company, the other four most highly compensated executive officers of the Company and the former President and Chief Executive Officer, Chief Technology Officer and Chief Strategic Officer of the Company (the "Named Executive Officers") for services rendered in all capacities to the Company in the fiscal years ended March 31, 1999 and March 31, 2000.

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                              ANNUAL COMPENSATION            SECURITIES
                                             FISCAL         ------------------------         UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION                YEAR          SALARY($)       BONUS($)          OPTIONS(#)    COMPENSATION($)
------------------------------------        --------        --------        --------        -------------   ---------------
Michael Parides(1) .................          2000          $ 48,471              --            130,000              --
Kent Bridges .......................          2000           138,000        $ 63,030(2)          15,000              --
    Vice President of                         1999           137,667          63,451(2)          20,000              --
    Worldwide Sales
Wayne Rickard ......................          2000           163,041              --             15,000              --
    Senior Vice President of                  1999           143,826              --             45,000              --
    Research and Development
William Hubbard ....................          2000           149,440              --             15,000              --
    Vice President of                         1999           137,000              --             20,000              --
    Manufacturing
Christine Munson(3) ................          2000           139,747           9,643             15,000              --
    Chief Financial Officer                   1999           126,043              --             20,000              --
    and V.P. of Administration
K. William Sickler(4) ..............          2000           215,000              --            125,000              --
    President and Chief                       1999           198,750              --            100,000              --
    Executive Officer
Alistair Black .....................          2000           117,360              --             15,000         $38,617(5)
    Former Chief Technology                   1999           142,500              --             55,000              --
    Officer
Howie Chin(6) ......................          2000            96,446          33,249(7)          15,000          33,978(8)
    Former Chief Strategic                    1999           125,158              --             20,000              --
    Officer

--------------------

(1) Mr. Parides was appointed President and Chief Executive Officer in August, 2000. From June 2000 until August 2000, Mr. Parides served as the Company's Chief Operating Officer and from January 2000 until June 2000, he served as Vice President of Advanced SAN Solutions and Customer Service.

(2)   Represents sales commissions and bonus.

(3) In August 2000, Ms. Munson resigned her position as the Company's Chief Financial Officer and Vice President of Administration.

(4) In August, 2000, Mr. Sickler resigned as the Company's President and Chief Executive Officer. In April 1996, Mr. Sickler acquired 1,200,000 shares of restricted stock at $0.075 per share, subject to the Company's right to repurchase such shares in the event of the termination of his employment. The Company's right to repurchase lapses at a rate of 25% of these shares per year. As of March 31, 2000, Mr. Sickler held 50,000 shares of restricted Common Stock subject to the Company's right of repurchase, with an aggregate value of $2,397,000 (based on a per share price of $47.94, the fair market value of the Company's Common Stock as of March 31, 2000.) No dividends will be paid on this stock.

(5) In November 1999, Mr. Black resigned as Chief Technical Officer. The sum represented above is for consulting fees paid to Mr. Black for services rendered.

(6) In November 1995, Mr. Chin acquired 200,000 shares subject to the Company's right of repurchase in the event of his termination. The Company's right of repurchase lapses at a rate of 25% of these shares per year. As of March 31, 2000, Mr. Chin held no shares of restricted common stock subject to the Company's right of repurchase.

(7) In December 1999, Mr. Chin resigned as Chief Strategic Officer. The sum represented above is for severance paid to Mr. Chin.

(8) The sum represented above is for consulting fees paid to Mr. Chin for services rendered.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information for each grant of options to purchase the Company's Common Stock during fiscal 2000 to each of the Named Executive Officers. Each of these options granted by the Company was granted under the 1993 Stock Option Plan, as amended (the "Plan"). Each option has a term of 10 years, subject to earlier termination in the event the optionee's services to the Company cease. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock.

                                                         INDIVIDUAL GRANTS
                                 ------------------------------------------------------------            POTENTIAL REALIZABLE
                                                  PERCENT OF                                               VALUE AT ASSUMED
                                  NUMBER OF      TOTAL OPTIONS                                          ANNUAL RATES OF STOCK
                                 SECURITIES       GRANTED TO        EXERCISE                               APPRECIATION FOR
                                 UNDERLYING      EMPLOYEES IN      PRICE PER                                OPTION TERM(5)
                                  OPTIONS           FISCAL           SHARE        EXPIRATION        ----------------------------
           NAME                  GRANTED(1)         2000(2)       ($/SHARE)(3)      DATE(4)             5%                10%
-------------------------        ----------      ------------     ------------    -----------       ----------        ----------
Michael Parides .........           130,000             9.4%        $  42.00        01/19/10        $  735,807        $1,864,679
Kent Bridges(6) .........            15,000             1.1             9.00        05/04/09            84,901           215,155
Wayne Rickard ...........            15,000             1.1             9.00        05/04/09            84,901           215,155
                                     20,000             1.5            60.75        10/25/09           764,107         1,936,397
William Hubbard .........            15,000             1.1             9.00        05/04/09            84,901           215,155
Christine Munson ........            15,000             1.1             9.00        05/04/09            84,901           215,155
K. William Sickler ......           125,000             9.1             9.00        05/04/09           707,506         1,792,960
Alistair Black ..........            15,000             1.1             9.00        05/04/09            84,901           215,155
Howie Chin ..............            15,000             1.1             9.00        05/04/09            84,901           215,155

--------------------

(1) The options for each of the Named Executive Officers vest at the rate of 2.08% of the shares subject to the option per month, except for the option granted to Dr. Black. Dr. Black's option vests at the rate of 3.79% of the shares subject to the option per month. Under the Plan, the Board of Directors retains the discretion to modify the terms, including the price, of outstanding options.

(2) Based on an aggregate of 1,378,050 options granted to employees and consultants, including the Named Executive Officers, in fiscal 2000. Also includes 154,500 options approved by the Board in Fiscal 2000, but issued in April 2000, to the former employees of SmartSAN Systems, Inc.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant, or as determined by the Board of Directors prior to the Company's securities being traded on the Nasdaq National Market. The Board of Directors based its determination on the Company's financial results and prospects, the share price derived for arms-length transactions and evaluations conducted by valuation experts.

(4) Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(5) The potential realizable value is net of exercise price before taxes and calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (ten years) and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(6) Upon a change of control, 50% of the unvested portion of each stock option held by Mr. Bridges will automatically accelerate.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information with respect to the Named Executive Officers concerning exercisable and unexercisable options held as of March 31, 2000.

                                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                SHARES           VALUE            UNDERLYING UNEXERCISED                 IN-THE-MONEY
                              ACQUIRED ON       REALIZED         OPTIONS AT MARCH 31, 2000        OPTIONS AT MARCH 31, 2000(2)
         NAME                 EXERCISE (#)       ($)(1)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------      ------------     ----------      -----------     -------------     -----------     -------------
Michael Parides ........               --              --              --           130,000              --        $  771,875
Kent Bridges(3) ........          130,000      $4,540,000         156,042            88,958     $ 7,405,146         4,104,742
Wayne Rickard ..........          100,000       2,255,000         244,584            81,416      11,499,093         2,605,762
William Hubbard ........           32,309       5,426,995          18,625            83,333         837,683         3,804,718
Christine Munson .......           20,000         844,000         118,542            66,458       5,604,452         2,026,486
K. William Sickler .....               --              --         163,542           153,125       7,506,188         6,341,474
Alistair Black .........          100,000       4,200,000         128,333            41,667       6,065,922         1,830,953
Howie Chin .............               --              --         135,209            45,791       6,412,576         2,041,341

--------------------

(1) Fair market value of the Company's Common Stock at the exercise date minus the per share exercise price.

(2) Based on a value of $47.9375 per share, the fair market value of the Company's Common Stock as of March 31, 2000, minus the per share exercise price.

(3) Upon a change of control, 50% of the unvested portion of each stock option held by Mr. Bridges will automatically accelerate. If a change of control had occurred on March 31, 2000, an additional 44,479 shares subject to options held by Mr. Bridges would have vested.

CHANGE OF CONTROL, SEVERANCE AND CONSULTING ARRANGEMENTS

        In August 2000, Mr. Sickler resigned his position as President and Chief Executive Officer of the Company and as a member of the Board of Directors. The Company entered into a Resignation Agreement and Mutual General Release pursuant to which, in consideration for Mr. Sickler's agreement to provide consulting services for a period of one year (the "Consulting Term"), Mr. Sickler would receive the following benefits and payments: (i) continuation of Mr. Sickler's salary in effect immediately prior to his resignation during the Consulting Term; (ii) the acceleration and immediate vesting of 56,250 stock options (with the balance of any stock options not so accelerated being returned to the Plan);
(iii) payment by the Company of COBRA premiums and (iv) ownership of his laptop and home computer system.

        In August 2000, the Board approved the material terms of an Employment, Change of Control and Severance Agreement (the "Employment Agreement") with Mr. Parides pursuant to which, upon the termination of his employment with the Company without cause, Mr. Parides would receive (i) continuation of his salary in effect immediately prior to his termination for a one-year period, (ii) continued vesting of his options for a one-year period and (iii) payment by the Company of COBRA premiums. Additionally, pursuant to the terms of the Employment Agreement, the Company has agreed that in the event of a change of control of the Company, (a) one-half of the unvested portion of any stock option will be accelerated and the Company's repurchase option applicable to one-half of any stock subject to such repurchase option shall lapse and (b) if Mr. Parides' employment with the Company is terminated (or constructively terminated) within one year after the occurrence of the change of control event, then the balance of any unvested options as of the termination date will be accelerated and the Company's repurchase option applicable to the balance of any stock subject to such repurchase option shall lapse. However, if the acceleration of vesting or lapse of any applicable repurchase option would cause the transaction resulting in the change of control to not be eligible for accounting treatment as a "pooling of interests," then the vesting of Mr. Parides' stock options will not accelerate and any applicable repurchase option will not lapse on an accelerated basis. The Employment Agreement also provides for an annual salary of $250,000, the grant of options to purchase 500,000 shares of Common Stock (subject to stockholder approval of Proposal Three) with an exercise price equal to the fair market value of the Common Stock as of the date of stockholder approval of Proposal Three (the "Future FMV") and a cash bonus payable from time to time in varying amounts as and when Mr. Parides exercises vested portions of the option equal to the product of (a) the number of vested shares subject to the Option then being exercised and (b) the difference between the Future FMV and 120% of the fair market value of the Company's Common Stock as of September 11, 2000, if any.

        We have entered into a change of control agreement with Kent Bridges. In the event of a change of control and regardless of whether the employment relationship continues following the change of control, the vesting with respect to a portion of the outstanding stock options issued to Mr. Bridges will be accelerated and the Company's option to repurchase applicable to a portion of his restricted stock, if any, will lapse.

        Mr. Bridges' change of control agreement provides that one-half of the unvested portion of any stock option will be accelerated and the Company's repurchase option applicable to one-half of any stock subject to such repurchase option shall lapse upon a change of control. The balance of any unvested shares not accelerated will continue to vest over the original vesting schedule and the repurchase option, if any, applicable to any shares will continue to lapse over the original schedule.

        The change of control agreement provides that if the acceleration of vesting or lapse of any applicable repurchase option would cause the transaction resulting in the change of control to not be eligible for accounting treatment as a "pooling of interests," then the vesting of Mr. Bridges' stock options will not accelerate and any applicable repurchase option will not lapse on an accelerated basis.

        In November 1999, Alistair Black resigned as our Chief Technical Officer and we entered into a Consulting Agreement with Mr. Black for the period from November 25, 1999 through April 30, 2000. Under the terms of the Consulting Agreement, Mr. Black provided technical and strategic consulting services in exchange for consulting fees of approximately $14,353 per month.

        In December 1999, Howey Chin resigned as our Chief Strategic Officer and was paid severance of approximately $33,249. Additionally, we entered into a Consulting Agreement with Mr. Chin for the period from December 4, 1999 through April 30, 2000, pursuant to which Mr. Chin provided strategic marketing consulting services in exchange for consulting fees of approximately $11,931 per month.

DIRECTORS' COMPENSATION

        The Company's non-employee directors are reimbursed for expenses incurred in connection with attending Board and committee meetings but are not compensated for their services as Board or committee members. The Company grants non-employee directors options to purchase the Company's Common Stock pursuant the terms of the Director Plan. Directors also are eligible to receive option grants to purchase the Company's Common Stock pursuant to the terms of the 1993 Plan. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions - Executive Officer and Director Option Grants."

        The Director Plan provides for the automatic grant of 5,000 shares of Common Stock to each non-employee director on the date on which such person first becomes a non-employee director. Additionally, each non-employee director shall automatically be granted an option to purchase 2,500 shares of Common

Stock each year on May 1, if on that date he or she has served on the Board for at least the preceding six months. Each option shall have a term of three years, and each option is immediately exercisable. The exercise price of all options shall be 100% of the fair market value per share of the Common Stock, as of the date of grant. The fair market value per share was determined by the Company's Board of Directors prior to the existence of a public market for Common Stock. Thereafter, the fair market value per share has been the price reported on the Nasdaq Stock Market's National Market as the closing price of Common Stock on the date of grant or on the last trading day prior to the date of grant, if the grant is made on a holiday.

        Options granted under the Director Plan must be exercised within three months after the end of an optionee's tenure as a member of the Board, or within 12 months after his or her death or disability, but in any case not later than the expiration of the option's term.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The following is the report of the Compensation Committee with respect to the compensation paid to the Company's executive officers during fiscal 2000. Actual compensation earned during fiscal 2000 by the Named Executive Officers is shown in the Summary Compensation Table.

    Compensation Philosophy

        The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for its executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Committee's objectives are to:

- provide a competitive total compensation package that takes into consideration the compensation practices of companies with which the Company competes for executive talent; and

- align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in the Company.

    Components of Executive Compensation

        The compensation program for the Company's executive officers consists of the following components:

        -      base salary; and

        -      long-term stock option incentives

    Base Salary

        The Compensation Committee reviewed and approved fiscal 2000 salaries for the Chief Executive Officer and other Named Executive Officers at the beginning of the fiscal year. Base salaries were established by the Committee based upon competitive compensation data, an executive's job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Committee based its determination of Mr. Sickler's salary on both his individual performance and the salaries paid to chief executive officers of peer companies.

    Long-Term Stock Option Incentives

        The Compensation Committee provides the Company's executive officers with long-term incentive compensation through grants of options to purchase the Company's Common Stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of the Company's stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Committee that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in employ of the Company. The Committee considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of the Company's long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. On May 4, 1999, the Board of Directors granted to Mr. Sickler, based upon the recommendations of the Compensation Committee, options to purchase 125,000 shares of common stock at a purchase price of $9.00 per share and based their decision to grant such options on competitive compensation data, Mr. Sickler's job responsibilities, anticipated future contributing toward the attainment of the Company's strategic goals, the number of unvested options held at the time of the new grant and other factors. No specific formula was applied to determine the weight of each factor considered.

SECTION 162(m)

        The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of
Section 162(m).

        Respectfully submitted by:

        Milton Chang
        Robert Kuhling

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq Stock Market (U.S.) Index and of the Nasdaq Electronic Components Index for the period commencing July 20, 1999 and ending on March 31, 2000. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point. The graph assumes that $100 was invested on July 20, 1999 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

               COMPARISON OF EIGHT MONTH CUMULATIVE TOTAL RETURN
                          AMONG GADZOOX NETWORKS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX



                               [PERFORMANCE GRAPH]



                                    Cumulative Total Return
------------------------------------------------------------------------------------------------
7/20/99    7/99      8/99      9/99     10/99     11/99     12/99      1/00      2/00      3/00
100.00    358.33    430.36    256.55    226.79    376.19    207.44    180.95    315.48    228.28
100.00     96.47    100.53    100.63    108.69    121.87    148.66    143.26    170.47    166.93
100.00    104.16    120.13    112.72    123.18    131.72    150.04    173.90    228.69    241.19

        The information contained above under the captions "Report of the Compensation Committee on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2000, all executive officers and directors of the Company complied with all applicable filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since the beginning of the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in "Change of Control, Severance and Consulting Arrangements" and (2) the transactions described below.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

        Pursuant to a sale and rights transfer agreement dated as of May 26, 1999, a third-party investor sold all of the shares of the Company's capital stock that it held, a total of 784,314 shares of Series H preferred stock, to three investors. Of these 784,314 shares, the third-party investor sold 459,317 shares to New Enterprise Associates VIII, Limited Partnership, 2,500 shares to N.E.A. Presidents Fund, L.P. and 322,497 shares to ONSET Enterprise Associates III, L.P., at a per share purchase price of $10.00 for an aggregate purchase price of $7,843,140. Peter Morris, a director of the Company, is a partner of New Enterprise Associates. Mr. Morris disclaims any beneficial ownership of the securities held by New Enterprise Associates VIII, Limited Partnership and N.E.A. Presidents Fund, L.P., except to the extent of his proportional partnership interest in these entities. Rob Kuhling, a director of the Company, is a partner with ONSET Enterprise Associates. Mr. Kuhling disclaims any beneficial ownership of the securities held by ONSET Enterprise Associates III, L.P., except to the extent of his proportional partnership interest in this entity.

LOAN TO EXECUTIVE OFFICER

        On June 26, 2000, the Company loaned $285,000 to Clark S. Foy, the Company's Vice President of Marketing. The outstanding principal balance accrues interest at the rate of 6% per annum and is due on June 26, 2004. The sum of $17,812.50 shall be payable quarterly; however, this amount shall be forgiven as and when it becomes due so long as Mr. Foy remains an employee of the Company.

EXECUTIVE OFFICER AND DIRECTOR OPTION GRANTS

        On various occasions since the beginning of fiscal 2000, the Company has granted the following options to purchase Common Stock to the following current and former executive officers and directors of the Company:

                                                                    NUMBER OF     EXERCISE PRICE/
                     NAME                         DATE OF GRANT      OPTIONS           SHARE
---------------------------------------------     -------------     ---------     ---------------
Stephen Luczo................................         5/4/99           5,000          $ 9.00
                                                      5/1/00           2,500           37.56
Peter Morris.................................         5/4/99           5,000            9.00
                                                      5/1/00           2,500           37.56
Rob Kuhling..................................         5/4/99           5,000            9.00
                                                      5/1/00           2,500           37.56
Denny Ko.....................................         5/4/99           5,000            9.00
                                                      5/1/00           2,500           37.56
Milton Chang.................................         5/4/99           5,000            9.00
                                                      5/1/00           2,500           37.56

                                                                    NUMBER OF     EXERCISE PRICE/
                     NAME                         DATE OF GRANT      OPTIONS           SHARE
---------------------------------------------     -------------     ---------     ---------------
Michael Parides..............................        1/19/00         130,000          $42.00
K. William Sickler...........................         5/4/99         125,000            9.00
Alistair Black...............................         5/4/99          15,000            9.00
Howey Chin...................................         5/4/99          15,000            9.00
Christine E. Munson..........................         5/4/99          15,000            9.00
Kurt Chan....................................         5/4/99          15,000            9.00
Wayne Rickard................................         5/4/99          15,000            9.00
Kent Bridges.................................         5/4/99          15,000            9.00
David Tang...................................         5/4/99          50,000            9.00
William Hubbard..............................         5/4/99          15,000            9.00

        Additionally, in August 2000, the Board approved, subject to stockholder approval of Proposal Three, a grant of options to purchase 500,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock as of the date of such stockholder approval (the "Future FMV"). The Board also agreed to pay Mr. Parides a cash bonus from time to time in varying amounts as and when Mr. Parides exercises vested portions of the option described above equal to the product of (i) the number of vested shares subject to the option then being exercised and (ii) the difference between the Future FMV and 120% of the fair market value of the Common Stock on September 11, 2000, if any.

RELATIONSHIP WITH SEAGATE TECHNOLOGY, INC.

        The Company has developed a strategic partnership with Seagate Technology, Inc. ("Seagate Technology") pursuant to which the Company has collaborated with Seagate Technology on the development of industry standards, the design and development of new SAN products, the interoperability of products, strategic planning and SAN market development. In addition, Seagate Technology has made several investments in the Company as described below. Stephen J. Luczo, a director, is also the chief executive officer of Seagate Technology.

        On September 18, 1998, the Company entered into a $15,000,000 convertible note purchase agreement with Seagate Technology bearing simple interest of 5.75% per annum. On July 31, 2000, the Company repaid the outstanding principal balance and accrued and unpaid interest under the convertible note in the amount of $3,110,728. The Company had the option to convert any portion of the outstanding balance of principal and interest into Common Stock at a price per share of $7.65. The Company converted approximately $12,766,000 of accrued interest and principal into 1,668,722 shares of Common Stock under the convertible note.

        Pursuant to an agreement that the Company entered into with Seagate Technology and a third-party investor (which third-party investor subsequently sold all of its shares of Common Stock to funds affiliated with New Enterprise Associates and ONSET Ventures) on October 12, 1998, Seagate Technology agreed to certain restrictions on its ownership of Common Stock. Specifically, unless the Board consents, Seagate Technology has agreed not to:

        - acquire beneficial ownership of any shares of the Company's capital stock if after acquiring the shares, Seagate Technology would beneficially own more than 19.9% of the Company's outstanding voting stock;

        - form, join or in any way participate in a group acting together for the purpose of acquiring, holding or disposing of shares of the Company's capital stock if the group beneficially owns more than 5% of the Company's outstanding voting stock;

        - submit any resolution to the Company's stockholders or become a participant in a proxy solicitation in opposition to the recommendation of a majority of the Company's directors; or

        - enter into any voting arrangement with respect to any shares of the Company's capital stock.

        In addition, if Seagate Technology acquires more than 19.9% of the Company's voting stock the Company has the right to purchase from Seagate Technology a sufficient number of shares of voting stock so as to reduce the voting stock held by Seagate Technology to no more than 19.9% of the Company's outstanding voting stock. To purchase shares held by Seagate Technology pursuant to this right, the Company would have to pay the average per share cash price paid by Seagate Technology calculated on a last purchased, first sold basis.

        These limitations on Seagate Technology's ownership of the Company's capital stock expire upon the earlier to occur of (1) July 19, 2002, (2) when a tender offer is made for not less than 50% of the Company's outstanding shares or (3) when another entity or group acquires not less than 25% ownership of the total combined voting power of all of the Company's outstanding shares.

        Pursuant to the stockholders' agreement, Seagate Technology agreed that it will not, nor will it permit any of its affiliates to, sell or transfer any shares of the Company's capital stock to a person or entity that is engaged in or has publicly announced its intention to enter into the business of developing, manufacturing, marketing or selling storage area networks.

        In addition, for so long as Seagate Technology owns at least 7% of the Company's outstanding voting stock, Seagate Technology agreed that it will not, nor will it permit any of its affiliates to, sell or transfer any shares of the Company's capital stock, except under the following circumstances:

        - to a person or entity who owned the Company's voting stock immediately prior to the closing of the Company's initial public offering;

        -  to the Company or to any person approved by the Company;

        - pursuant to a bona fide public offering registered under the Securities Act;

        -  pursuant to Rule 144 under the Securities Act;

        - pursuant to a bona fide pledge of shares of the Company's capital stock to an institutional lender to secure a loan, guarantee or other financial support, provided that the lender agrees to hold such stock subject to the same restrictions applicable to Seagate Technology or the other investor;

        - in the event of a merger or consolidation in which the Company is acquired by another corporation, or pursuant to a plan for the Company's liquidation;

        - to a wholly-owned subsidiary that has executed an agreement to be bound by the same restrictions applicable to Seagate Technology or the other investor;

        - sales into any tender or exchange offer (A) which is made by the Company or on the Company's behalf; (B) which is made by another person or group and is not opposed by the Board; or (C) subject to the Company's right of first refusal, which is made by another person or group and which would result in such person or group owning more than 50% of the Company's total outstanding voting stock; or

        - public distributions, provided that, in cases other than public distributions underwritten by an underwriter selected by the Company, no single purchaser is known to be acquiring more than 5% of our outstanding capital stock in the distribution.

        Pursuant to the stockholders' agreement, Seagate Technology granted the Company certain rights of first refusal with respect to any shares of the Company's Common Stock held immediately after the closing of the Company's initial public offering or those shares of Common Stock issuable to Seagate Technology upon conversion of the convertible note issued to Seagate Technology. The Company has a right of first refusal to purchase any of these shares sold by Seagate Technology for so long as Seagate Technology owns at least 7% of the Company's outstanding voting stock. Certain sales of the Company's voting stock by Seagate Technology, including sales through a registered public offering, are not subject to this right of first refusal.

INDEMNIFICATION

        The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

CONFLICT OF INTEREST POLICY

        The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company's policy is to require that a majority of the independent and disinterested outside directors on the Board approve all future transactions between the Company and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company than it could obtain from unaffiliated third parties.

        All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

                                             THE BOARD OF DIRECTORS

Dated:  September 20, 2000

                                                                      APPENDIX A



                             GADZOOX NETWORKS, INC.

                              AMENDED AND RESTATED
                                 1993 STOCK PLAN
                    (AS AMENDED AND RESTATED MAY 4, 1999 AND
                        LAST AMENDED ON AUGUST 30, 2000)

        1. Purposes of the Plan. The purposes of this 1993 Stock Plan are:

               - to attract and retain the best available personnel for positions of substantial responsibility,

               - to provide additional incentive to Employees, Directors and Consultants, and

               -  to promote the success of the Company's business.

               Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

        2. Definitions. As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

               (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

               (f) "Common Stock" means the common stock of the Company.

               (g) "Company" means Gadzoox Networks, Inc., a Delaware corporation.

               (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

               (i) "Director" means a member of the Board.

               (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

               (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                      (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                      (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

               (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

               (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

               (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (r) "Option" means a stock option granted pursuant to the Plan.

               (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

               (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

               (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

               (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

               (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (x) "Plan" means this Amended and Restated 1993 Stock Plan.

               (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

               (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

               (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

               (bb) "Section 16(b) " means Section 16(b) of the Exchange Act.

               (cc) "Service Provider" means an Employee, Director or
Consultant.

               (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

               (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

               (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 10,922,092 Shares (which includes 8,180,000 Shares initially reserved under the Plan, 1,342,092 Shares automatically reserved in April 2000 and 1,400,000 Shares approved by the Board of Directors in August 2000), plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (i) 1,500,000 shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

               If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4. Administration of the Plan.

               (a) Procedure.

                      (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                      (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                      (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                      (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

               (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                      (i) to determine the Fair Market Value;

                      (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

                      (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                      (iv) to approve forms of agreement for use under the Plan;

                      (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                      (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

                      (vii) to institute an Option Exchange Program;

                      (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                      (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                      (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                      (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                      (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                      (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

               (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

        5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6. Limitations.

               (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

               (c) The following limitations shall apply to grants of Options:

                      (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

                      (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,500,000 Shares which shall not count against the limit set forth in subsection
(i) above.

                      (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

                      (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        7. Term of Plan. Subject to Section 19 of the Plan, the Plan (as amended and restated) shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years (until May 3, 2009) unless terminated earlier under Section 15 of the Plan.

        8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        9. Option Exercise Price and Consideration.

               (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                      (i) In the case of an Incentive Stock Option

                             (A) granted to an Employee who, at the time the
Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                             (B) granted to any Employee other than an Employee
described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                      (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

               (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

               (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                      (i) cash;

                      (ii) check;

                      (iii) promissory note;

                      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                      (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                      (vii) any combination of the foregoing methods of payment; or

                      (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        10. Exercise of Option.

               (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11. Stock Purchase Rights.

               (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

               (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

               (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

               (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

        12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

        13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

               (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase

Right, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right and the number of shares set forth in Sections 6(c)(i) and (ii), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least fifteen days prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

               (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        15. Amendment and Termination of the Plan.

               (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

               (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

               (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        16. Conditions Upon Issuance of Shares.

               (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        19. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                      PROXY
                          GADZOOX NETWORKS, INC. PROXY
                       2000 ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 20, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of GADZOOX NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 20, 2000, and hereby appoints Michael Parides as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of GADZOOX NETWORKS, INC. to be held on Friday, October 27, 2000 at 11:00 a.m. local time, at the Silver Creek Valley Country Club located at 5460 Country Club Parkway, San Jose, California 95138 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

        (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------

  1.    ELECTION OF DIRECTORS:                                             WITHHOLD
        NOMINEES:                                               FOR        FOR ALL
        Michael Parides                                         [ ]          [ ]
        Peter Morris

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below

        -------------------------------------------

                                                                FOR        AGAINST     ABSTAIN

  2.    Appointment of Arthur Andersen LLP as independent       [ ]          [ ]         [ ]
        auditors of Gadzoox Networks, Inc. for the fiscal
        year ending March 31, 2001.

  3.    Amendment to the Amended and Restated 1993 Stock        [ ]          [ ]         [ ]
        Plan.

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, THE APPOINTMENT OF ARTHUR ANDERSEN LLP, THE AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK PLAN OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.


Signature(s)                                           Dated              , 2000
             ------------------------------------           --------------

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.